UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2016, Tribune Publishing Company (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its common stock, $0.01 par value per share (“Common Stock”), with attached Preferred Stock Purchase Rights (each, a “Right”), on the NYSE and to list its Common Stock and attached Rights on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“Nasdaq”).  The Company expects the listing and trading of its Common Stock and attached Rights on the NYSE will cease at market close on Friday, June 17, 2016, and that trading of its Common Stock and attached Rights will commence on Nasdaq on Monday, June 20, 2016.  The Common Stock and attached Rights have been approved for listing on Nasdaq, under the new symbol “TRNC” in connection with the Company’s name change described in Item 7.01, below.

A copy of the press release issued by the Company announcing the transfer to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, the Board of Directors (the “Board”) of the Company increased the size of the Board from eight to nine, in accordance with Article Fifth, Section 2 of the Company’s Amended and Restated Certificate of Incorporation and Section 2.02 of the Company’s Amended and Restated By-laws, and as agreed pursuant to the Securities Purchase Agreement, dated May 22, 2016, by and among the Company, Nant Capital, LLC (“Nant Capital”) and Dr. Patrick Soon-Shiong (the “Purchase Agreement”), pursuant to which Nant Capital purchased 4,700,000 unregistered shares of common stock of the Company (the “Purchased Common Stock”) in a private placement for a total of $70,500,000 in cash consideration, as previously disclosed.  The private placement closed on June 1, 2016.  To fill the newly-created vacancy, the Board appointed Dr. Soon-Shiong, and named him the non-executive Vice Chairman of the Board in accordance with the requirements of the Purchase Agreement.

Dr. Soon-Shiong, 63, has served as Chief Executive Officer and Chairman of the board of directors of Nant Health, LLC, a personalized healthcare company, since its formation in July 2010.  He has also served as Chairman and Chief Executive Officer of NantKwest, Inc., a publicly-traded clinical-stage immunotherapy company, since March 2015, and prior to that served as its Co-Chairman of the board of directors from December 2014 to March 2015 and Chief Medical Officer from January 2015 to March 2015.  In 2011, he founded NantWorks, LLC, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network for the secure sharing of genetic and medical information, where he currently serves as Chief Executive Officer and Chairman of the board of directors.  From 1997 to 2010, Dr. Soon-Shiong served as founder, Chairman and Chief Executive Officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE in 2008) and Abraxis BioScience (sold to Celgene Corporation in 2010).  He currently co-chairs the CEO Council for Health and Innovation at the Bipartisan Policy Center and is a member of the Global Advisory Board of Bank of America.  He is an Adjunct Professor of Surgery at the University of California, Los Angeles, a visiting Professor at the Imperial College of London, the Executive Director of the UCLA Wireless Health Institute, a board member of the California Telehealth Network, and global director for Cancer Services and Bioinformatics at Providence Health.  Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia.  Dr. Soon-Shiong is a board certified surgeon and a fellow of the American College of Surgeons and of the Royal College of Physicians and Surgeons of Canada.

Dr. Soon-Shiong is the indirect sole owner of Nant Capital.  Pursuant to the Purchase Agreement, the Company also granted Nant Capital the right to designate a replacement individual for election as a director at each annual and special meeting of the Company’s stockholders at which directors are to be elected as part of the slate of nominees recommended by the Board, subject to the reasonable prior approval of the Board’s Nominating and Corporate Governance Committee, in the event that Dr. Soon-Shiong is unable to continue to serve.  Nant Capital’s right to appoint a replacement director representative will expire upon the occurrence of either (a) the termination of the voting covenants of the Purchase Agreement (described below) for any of the reasons set forth in clause (a) of the succeeding paragraph or (b) such time as Nant Capital, Dr. Soon-Shiong and their respective affiliates no longer beneficially own at least 75% of the Purchased Common Stock.

Until the later of either May 22, 2019 or the first year after the date that Dr. Soon-Shiong (or a replacement director) ceases to serve on the Board due to resignation or refusal to stand for reelection, or Nant Capital’s decision to not designate a replacement director, Nant Capital, Dr. Soon-Shiong and their respective affiliates have agreed to vote in a manner proportionate to the manner in which all then-outstanding shares of the Company’s common stock (other than the Purchased Common Stock and any other shares of common stock of the Company that such persons are entitled to vote) are voted in any election of directors, on any proposal considered by stockholders of the Company for removal of directors or any transaction that would effect a change of control of the Company. These voting covenants terminate upon the earliest of (a) the date that Dr. Soon-Shiong or his replacement is not nominated for reelection as a director, is removed as a director and the date that Dr. Soon-Shiong or his replacement has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection, (b) six months after the date that Dr. Soon-Shiong or his replacement ceases to serve on the Board after not being reelected as a director, so long as the Company has recommended a vote “for” the election of Dr. Soon-Shiong or his replacement, (c) nine months following the date Dr. Soon-Shiong or his replacement is removed as a director or has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection and if that removal or failure to recommend reelection is a result of any breach of a duty owed by Dr. Soon-Shiong or his replacement to the Company or a material violation of material law, (d) a change of control of the Company not approved by the Board and (e) six months after the date of Dr. Soon-Shiong’s removal or replacement as Vice Chairman and his contemporaneous resignation from the Board.

Nant Capital is also party to a Registration Rights Agreement with the Company, dated May 22, 2016 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, Nant Capital will be entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Purchased Common Stock.  The Registration Rights Agreement provides that the Company shall use its reasonable best efforts to cause a registration statement with respect to the Purchased Common Stock to be declared effective no later than the earlier to occur of (a) three years after the consummation of the private placement transaction and (b) 60 days after the termination of the voting covenants of the Purchase Agreement as described above.  The Company will pay all of its own costs and expenses, including all fees and expenses of counsel for the Company, relating to the Registration Rights Agreement.

The foregoing summaries of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the text of the Purchase Agreement and Registration Rights Agreement (and exhibits, as applicable), respectively, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company is currently finalizing terms with NantWorks, LLC, which is controlled by Dr. Soon-Shiong, for a co-exclusive, non-transferable, fee-bearing license pursuant to which the Company will receive access to over 100 machine vision and artificial intelligence technology patents for news media applications as well as access to and use of studio space made available by NantStudio, LLC, a subsidiary of NantWorks, LLC.  In connection with these transactions, the Company will issue to NantStudio, LLC 333,333 shares of Tribune common stock and will be entitled to retain the first $80 million in revenues derived from the licensed patents royalty free, after which the Company would pay to NantWorks a 6% royalty on subsequent revenues.

Item 7.01                                           Regulation FD Disclosure.

On June 2, 2016, the Company announced preliminary results from its Annual Meeting of Stockholders held on June 2, 2016, indicating that stockholders have elected all of the Company’s director nominees, including Carol Crenshaw, Justin C. Dearborn, David E. Dibble, Michael W. Ferro Jr., Philip G. Franklin, Eddy W. Hartenstein, Richard A. Reck, and Donald Tang. The directors have been elected to serve one-year terms ending at the Company’s annual meeting in 2017.  Full voting results for all of the Company’s proposals will be reported on a separate Current Report on Form 8-K after the inspector of election has certified the results.

On June 2, 2016, the Company announced that the Board has approved a change in the Company’s name to tronc, Inc., which will become effective concurrently with the Company’s listing on Nasdaq.  The Company will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and, at the effective time of the name change, will file a copy of such Amended and Restated Certificate of Incorporation on a separate Current Report on Form 8-K.

The press release issued by the Company announcing the transfer to Nasdaq and attached hereto as Exhibit 99.1 contains additional information regarding the Company’s name change, and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1

Securities Purchase Agreement, by and among Tribune Publishing Company, Nant Capital, LLC and Dr. Patrick Soon-Shiong, dated as of May 22, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Tribune Publishing Company on May 23, 2016).

10.2

Registration Rights Agreement, by and between Tribune Publishing Company and Nant Capital, LLC, dated as of May 22, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Tribune Publishing Company on May 23, 2016).

99.1	Press release dated June 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: June 2, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Securities Purchase Agreement, by and among Tribune Publishing Company, Nant Capital, LLC and Dr. Patrick Soon-Shiong, dated as of May 22, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Tribune Publishing Company on May 23, 2016).

10.2

Registration Rights Agreement, by and between Tribune Publishing Company and Nant Capital, LLC, dated as of May 22, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Tribune Publishing Company on May 23, 2016).

99.1	Press release dated June 2, 2016